Exhibit 10.1
LEXMARK INTERNATIONAL, INC.
2013 EQUITY COMPENSATION PLAN

SECTION 1.

PURPOSE

The purpose of the Plan is to foster and promote the long-term financial success of the Company and materially increase shareholder value by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Employees and (c) enabling the Company to attract and retain the services of an outstanding management team upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.  Upon approval of the Plan by the Company’s shareholders, no further awards shall be granted under the Lexmark International, Inc. Stock Incentive Plan, as amended and restated effective April 23, 2009 (the “Predecessor Plan”), however any then outstanding awards under the Predecessor Plan shall continue in effect in accordance with their existing terms.

SECTION 2.

DEFINITIONS

2.1. Definitions.  Whenever used herein, the following terms shall have the respective meanings set forth below:

(a) "Act" means the Securities Exchange Act of 1934, as amended.

(b) "Adjustment Event" shall mean any stock dividend, stock split or share combination of, or extraordinary cash dividend on, the Common Stock or recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value, or other similar event affecting the Common Stock of the Company.

(c) "Award Agreement" means the agreement, certificate or other instrument evidencing the grant of any Incentive Award under the Plan.

(d)	"Board" means the Board of Directors of the Company.

(e) "Cause", with respect to any Incentive Award, shall have the meaning assigned thereto in the Award Agreement evidencing such Incentive Award or, if there is no such meaning assigned, shall mean (i) the willful failure by the Participant to perform substantially his duties as an employee of the Company or any Subsidiary (other than due to physical or mental illness) after reasonable notice to the Participant of such failure, (ii) the Participant's engaging in serious misconduct that is injurious to the Company or any Subsidiary, (iii) the Participant's having been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony or (iv) the breach by the Participant of any written covenant or agreement with the Company or any Subsidiary not to disclose information pertaining to the Company or any Subsidiary or not to compete or interfere with the Company or any Subsidiary.

(f) "Change in Control" shall mean the occurrence of any of the following events:

(i) a majority of the members of the Board at any time cease for any reason other than due to death or disability to be persons who were members of the Board twenty-four months prior to such time (the "Incumbent Directors"); provided that any director whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the members of the Board then still in office who are Incumbent Directors shall be treated as an Incumbent Director;

(ii) any "person," including a "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Act, but excluding the Company, its Subsidiaries, any employee benefit plan of the Company or any Subsidiary, employees of the Company or any Subsidiary or any group of which any of the foregoing is a member) is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the Act), directly or indirectly, including without limitation, by means of a tender or exchange offer, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or

(iii) the consummation of (x) a merger or other business combination of the Company with or into another corporation immediately following which merger or combination (A) the stock of the surviving entity is not readily tradable on an established securities market, (B) a majority of the directors of the surviving entity are persons who (1) were not directors of the Company immediately prior to the merger and (2) are not nominees or representatives of the Company or (C) any "person," including a "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Act, but excluding the Company, its Subsidiaries, any employee benefit plan of the Company or any Subsidiary, employees of the Company or any Subsidiary or any group of which any of the foregoing is a member) is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the Act), directly or indirectly, of 30% or more of the securities of the surviving entity or (y) the direct or indirect sale or other disposition of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, a "Change in Control" shall not be deemed to occur in the event the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code.

Notwithstanding the foregoing, to the extent that any Section 409A Incentive Award would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a “change in the ownership” of the Company, a “change in the effective control” of the Company, or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 1.409A-3(i)(5) of the Treasury Regulations.

(g) "Code" means the Internal Revenue Code of 1986, as amended.

(h) "Committee" means the Compensation and Pension Committee of the Board or such other committee as may be designated by the Board that is composed solely of two or more Non-Employee Directors (as defined in Rule 16b-3(b)(3) as promulgated under the Act) and "outside directors" within the meaning of Section 162(m) of the Code.

(i) "Common Stock" means the Class A Common Stock of the Company, par value $0.01 per share, or such other shares or kind of securities as determined by the Board.

(j) "Company" means Lexmark International, Inc., a Delaware corporation, and any successor thereto.

(k) "Deferred Stock Unit" means a Participant's right to receive pursuant to the Plan one share of Common Stock, or, if provided by the Committee, cash equal to the Fair Market Value (as determined as of the most recent trading day preceding the applicable payment date) of a share of Common Stock, at the end of a specified period of time or on a specified event provided in Section 409A of the Code.

(l) "Disability" means:

(i) with respect to an Incentive Stock Option, a Disability within the meaning of Section 22(e)(3) of the Code;

(ii) with respect to a Section 409A Incentive Award, a determination by the Committee that the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company or any Subsidiary.  A Participant shall also be considered disabled if he is determined to be totally disabled by the Social Security Administration; or

(iii) with respect to any other Incentive Award, “Disability” shall have the meaning assigned thereto in the Award Agreement evidencing such Incentive Award, or, if there is no such meaning assigned, shall mean a physical or mental disability or infirmity of a Participant, as defined in any disability plan sponsored by the Company or any Subsidiary which employs such Participant, or, if no such plan is sponsored by such Participant's employer, the Lexmark International, Inc. Long-term Disability Program.

(m) "Employee" means any employee of the Company or any of its Subsidiaries.

(n) "Fair Market Value" means, as of any date of determination, the closing price of a share of Common Stock as reported by the New York Stock Exchange on that day. In the event that there are no Common Stock transactions reported on such exchange on such day, Fair Market Value shall mean the closing price on the immediately preceding day on which Common Stock transactions were so reported.

(o) "Incentive Award" means any award under the Plan of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award or Deferred Stock Unit.

(p) "Option" means the right to purchase a stated number of shares of Common Stock at a stated price (as specified in Section 6.2 hereof) for a specified period of time. For purposes of the Plan, an Option may be either (i) an "Incentive Stock Option" within the meaning of Section 422 of the Code or (ii) an Option which is not an Incentive Stock Option (a "Non-Qualified Stock Option").

(q) "Participant" means any Employee designated by the Committee to receive an Incentive Award under the Plan.

(r) "Performance Award" means any grant of stock-based or cash-based awards subject to the achievement of performance objectives during the Performance Period pursuant to Section 8.

(s) "Performance Period" means that period established by the Committee at the time a Performance Award is granted during which any performance objectives specified by the Committee with respect to such Performance Award are to be measured, provided that such period shall not be less than 12 months or more than five years.

(t) "Plan" means the Lexmark International, Inc. Equity Compensation Plan, as set forth herein and as the same may be amended from time to time.

(u) "Predecessor Plan" means the Lexmark International, Inc. Stock Incentive Plan, as amended and restated effective April 23, 2009.

(v) "Qualifying Common Stock" means shares of Common Stock which are not subject to any loan or other obligation or pledged as collateral with respect to any loan or other obligation of the Participant (subject to the consent of the Committee, other than any loan extended to the Participant by the Company or a Subsidiary).

(w) "Restriction Period" means the period during which shares of Restricted Stock are subject to forfeiture or restrictions on transfer (if applicable) as described in Section 7 of the Plan and any applicable Award Agreement.

(x) "Restricted Stock" means Common Stock awarded to a Participant pursuant to the Plan which is subject to forfeiture and restrictions on transferability in accordance with Section 7 of the Plan.

(y) “Restricted Stock Unit” means the right to receive a share of Common Stock (or the Fair Market Value thereof in cash, determined as of the most recent trading day preceding the date on which the Restricted Stock Units vest or otherwise become payable) as of a future time or event as provided in Section 7 of the Plan.

(z) "Retirement," with respect to any Incentive Award, shall have the meaning assigned thereto in the Award Agreement evidencing such Incentive Award, or, if there is no such meaning assigned, shall mean a Participant's retirement at or after age 65.

(aa) "Section 409A Incentive Award" means any Incentive Award, which provides for the “deferral of compensation” within the meaning of Section 1.409A-1(b) of the Treasury Regulations, which is not otherwise exempt from the requirements of Section 409A of the Code.

(bb) "Stock Appreciation Right" means the right to receive a payment from the Company, in cash, Common Stock or a combination thereof, equal to the excess of the Fair Market Value of a share of Common Stock at the date of exercise over a specified price fixed by the Committee (as specified in Section 6.7(c) hereof).

(cc) "Subsidiary" means any entity that is directly or indirectly controlled by the Company or any other entity in which the Company has a significant equity interest, as determined by the Committee.

(dd) For purposes of any Section 409A Incentive Award, the terms “terminate,” “terminated,” or “termination of employment,” and variations thereof, as used in the Plan or any Award Agreement for a Section 409A Incentive Award, are intended to mean a

Participant’s “separation from service” from the Company or a Subsidiary of the Company, as applicable, for purposes of Section 409A of the Code, using the default provisions set forth in Section 1.409A-1(h) of the Treasury Regulations.

2.2. Gender and Number.  Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

SECTION 3.

ELIGIBILITY AND PARTICIPATION

Participants in the Plan shall be those Employees selected by the Committee to participate in the Plan.

SECTION 4.

ADMINISTRATION

4.1. Power to Grant and Establish Terms of Awards.  The Committee shall have the discretionary authority, subject to the terms of the Plan, to determine the Employees to whom Incentive Awards shall be granted and the terms and conditions of such Incentive Awards, including but not limited to the number of shares of Common Stock to be covered by each Incentive Award; the time or times at which Incentive Awards may be exercised, paid or transferred, as the case may be; whether Options shall be designated as Incentive Stock Options or Non-Qualified Stock Options; the form and manner of payment of any amount due from a Participant in connection with any Incentive Award; whether any restriction (including any provision as to vesting, exercisability, payment or transferability) shall be modified or waived, in whole or in part, after the date of grant of the Incentive Award, provided, however, the Committee shall not modify or waive any restriction of any Section 409A Incentive Award that would result in an impermissible acceleration of payment in violation of Section 1.409A-3(j) of the Treasury Regulations, or otherwise violate Section 409A of the Code or any provision of the Treasury Regulations promulgated thereunder; the rights of a Participant with respect to any Incentive Award following the Participant's termination of employment; whether amounts payable by the Company in respect of any Incentive Award shall be paid in Common Stock, cash or any combination thereof; whether and to what extent any Incentive Award may be transferred by the Participant; and the terms, provisions and conditions to be included in any Incentive Award Agreement. The Committee shall not have the power to reduce, whether through amendment or otherwise, the exercise price of any outstanding Option or Stock Appreciation Right nor to grant a new Option, Stock Appreciation Right or other Incentive Award in substitution for or upon the cancellation of any previously granted Option or Stock Appreciation Right, which has the effect of reducing the exercise price, or exchange any Option or Stock Appreciation Right for stock, cash or other consideration, or take any other action that would be considered a “repricing” of an Option or Stock Appreciation Right under the listing standards of the New York Stock Exchange, unless in connection with an Adjustment Event as contemplated by Section 5.4 or approved by stockholders.

The officers of the Company may suggest to the Committee the Participants who should receive Incentive Awards under the Plan. In accordance with the terms of the Plan, the terms and conditions of each Incentive Award shall be determined by the Committee at the time of grant, and such terms and conditions may be subsequently changed by the Committee, in its discretion, provided that no such change may be effected which would adversely affect a Participant's rights with respect to an Incentive Award then outstanding, without the consent of such Participant, or result in an impermissible acceleration of payment of any Section 409A Incentive Award in violation of Section 1.409A-3(j) of the Treasury Regulations, or otherwise violate Section 409A of the Code or any provision of the Treasury Regulations, or constitute a “repricing” as described in the last sentence of the immediately preceding paragraph. The Committee may establish different terms and conditions for different Participants receiving Incentive Awards and for the same Participant for each Incentive Award such Participant may receive, whether or not granted at different times. The grant of any Incentive Award to any Employee shall not entitle such Employee to the grant of any other Incentive Awards. Notwithstanding anything else contained in the Plan to the contrary, the Committee may delegate, subject to such terms and conditions as it shall determine, to any officer of the Company or to a committee of officers of the Company, the authority to grant Incentive Awards (and to make any and all determinations related thereto) to Participants who are not, and are not expected to become, subject to the reporting requirements of Section 16(a) of the Act and whose compensation will not be subject to the limitations on the deductibility thereof by the Company or its Subsidiaries pursuant to Section 162(m) of the Code, subject to the requirements of the Delaware General Corporations Law.

4.2. Administration.  The Committee shall be responsible for the administration of the Plan. Any Incentive Award granted by the Committee may be subject to such conditions, not inconsistent with the terms of the Plan, as the Committee shall determine, in its discretion. The Committee, by majority action thereof, has discretionary authority to prescribe, amend and rescind rules and regulations relating to the Plan, to interpret and apply the provisions of the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company or to interpret the Plan and to make all other determinations necessary or advisable for the administration and interpretation of the Plan and to carry out its provisions and purposes.

4.3. Discretionary Authority of Committee.  All of the powers and authority conferred upon the Committee pursuant to any term of the Plan shall be exercised by the Committee, in its discretion. All determinations, interpretations or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons and, in the event of any judicial review thereof, shall be overturned only if arbitrary and capricious. The Committee may consult with legal counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

SECTION 5.

STOCK SUBJECT TO PLAN

5.1. Number.  Subject to the provisions of Section 5.4, the number of shares of Common Stock that may be delivered under the Plan may not exceed 9,700,000, plus any shares that become available for grant pursuant to Section 5.2 (the “Share Reserve”). Shares of Common Stock delivered under the Plan pursuant to any type of Incentive Award other than Options and Stock Appreciation Rights (including without limitation shares of Restricted Stock and shares delivered pursuant to Restricted Stock Unit and Deferred Stock Unit awards) shall count against the Share Reserve as 2.04 shares for every one (1) share issued. The shares to be delivered under the Plan may consist, in whole or in part, of Common Stock held in treasury or authorized but unissued Common Stock, not reserved for any other purpose, or from Common Stock reacquired by the Company.  No fractional shares shall be issued under the Plan. Cash may be paid in lieu of any fractional shares in settlements of awards under the Plan.

5.2. Canceled, Terminated, or Forfeited Awards.  Any shares of Common Stock subject to any portion of an Incentive Award and any shares of Common Stock subject to any award granted under the Predecessor Plan which, in any such case and for any reason, expires, or is canceled, terminated or otherwise settled, without the issuance of such shares of Common Stock, shall again be available for award under the Plan. Except as provided in the preceding sentence, no shares available for issuance under the Predecessor Plan as of the Effective Date hereof shall be transferred to or available for issuance hereunder. No shares of Common Stock that are delivered to the Company, either actually or by attestation, in payment of the exercise price for any Option granted under the Plan or under the Predecessor Plan or in payment of applicable withholding taxes with respect to any Incentive Award or any award granted under the Predecessor Plan, and no shares repurchased by the Company on the open market using the proceeds from the exercise price of Options or otherwise, will be available for future grants under the Plan. Stock-settled Stock Appreciation Rights shall be counted against the Share Reserve based on the gross number of Stock Appreciation Rights granted rather than the net number of shares that may be issued under the award.

5.3. Substitute Awards.  Incentive Awards assumed or granted in substitution or exchange for awards previously granted by a company acquired by the Company or with which the Company combines will not reduce the shares that may be delivered under the Plan or authorized for grant to a Participant pursuant to Sections 6.1, 6.7 and 8.1.

5.4. Adjustment in Capitalization.  The aggregate number of shares of Common Stock available for Incentive Awards, under Section 5.1, or subject to outstanding Incentive Awards, and the respective prices and/or vesting criteria applicable to outstanding Incentive Awards shall be proportionately adjusted to reflect, as deemed equitable and appropriate by the Committee, an Adjustment Event. To the extent deemed equitable and appropriate by the Committee, subject to any required action by stockholders, in any merger, consolidation, reorganization, liquidation, dissolution or other similar transaction, any Incentive Award granted under the Plan shall pertain to the securities and other property to which a holder of the number of shares of Common Stock covered by the Incentive Award would have been entitled to receive in connection with such event.

Any shares of stock (whether Common Stock, shares of stock into which shares of Common Stock are converted or for which shares of Common Stock are exchanged or shares of stock distributed with respect to Common Stock) or cash or other property received with respect to any Incentive Award granted under the Plan as a result of any Adjustment Event, any distribution of property or any merger, consolidation, reorganization, liquidation, dissolution or other similar transaction shall, except as provided in Section 7.4, Section 9.3 or as otherwise provided by the Committee at or after the date any such award is made, be subject to the same terms and conditions, including vesting and restrictions on exercisability or transfer, as are applicable to the Incentive Award with respect to which such shares, cash or other property is received, and any Award Agreement and stock certificate(s) representing or evidencing any shares of stock or other property so received shall so provide and be legended as appropriate.

Unless otherwise expressly provided in the applicable Award Agreement, upon (or, as may be necessary to effect the adjustment, immediately prior to) any event or transaction described in the preceding paragraphs, or a sale of all or substantially all of the business or assets of the Company as an entirety, the Committee shall equitably and proportionately adjust the performance standards applicable to any then-outstanding Performance Awards to the extent necessary to preserve (but not increase) the level of incentives intended by the Plan and the then-outstanding Performance Awards.

It is intended that, if possible, any adjustments contemplated by this Section 5.4 be made in a manner that satisfies applicable legal, tax (including, without limitation and as applicable in the circumstances, Section 424 of the Code, Section 409A of the Code and Section 162(m) of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.

SECTION 6.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

6.1. Grant of Options.  Options may be granted to Participants at such time or times as shall be determined by the Committee. Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options, except that Incentive Stock Options may only be granted to Employees of the Company or any Subsidiary which qualifies as a “subsidiary” as defined under Section 424 of the Code.  The date of grant of an Option under the Plan will be the date on which the Option is awarded by the Committee or, if so determined by the Committee, the date on which occurs any event the occurrence of which is an express condition precedent to the grant of the Option. The Committee shall determine the number of Options, if any, to be granted to a Participant, provided that, in no event shall the number of shares of Common Stock subject to all Options (or Stock Appreciation Rights) granted to any Participant under the Plan during any consecutive five-year period exceed 3,000,000 shares (adjusted pursuant to Section 5.4 if an Adjustment Event shall occur). Each Option shall be evidenced by an Award Agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Common Stock to which the Option pertains and such other terms and conditions not inconsistent with the Plan as the Committee shall determine.

6.2. Option Price.  Options granted pursuant to the Plan shall have an exercise price which is not less than the Fair Market Value on the date the Option is granted.

6.3. Exercise of Options.  Options awarded to a Participant under the Plan shall be exercisable at such time or times and subject to such restrictions or other conditions, including the performance of a minimum period of service or the satisfaction of performance goals, as the Committee shall determine. Once exercisable, an Option may be exercised from time to time, in whole or in part, up to the total number of shares of Common Stock with respect to which it is then exercisable. Notwithstanding the foregoing, no Option shall be exercisable for more than 10 years after the date on which it is granted.

6.4. Payment.  The Committee shall establish procedures governing the exercise of Options, which shall require that notice of exercise be given and that the Option price be paid in full at the time of exercise (i) in cash or cash equivalents, (ii) in the discretion of the Committee, in shares of Qualifying Common Stock having a Fair Market Value on the date of exercise equal to such Option price or in a combination of cash and Qualifying Common Stock; (iii) in the discretion of the Committee, by reducing the number of shares otherwise deliverable upon the exercise of the Option by the number of shares having a Fair Market Value equal to the aggregate Option exercise price for the shares being purchased; (iv) in the discretion of the Committee, through the delivery of irrevocable instructions to a broker to sell shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option exercise price for the shares being purchased; or (v) in accordance with such other procedures or in such other form as the Committee shall from time to time determine. As soon as practicable after receipt of an exercise notice and payment of the exercise price in accordance with this Section 6.4, the Company shall direct its stock transfer agent to make (or to cause to be made) an appropriate book entry reflecting the Participant's ownership of the shares of Common Stock so acquired.

6.5. Incentive Stock Options.  Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of any Participant affected thereby, to cause any Incentive Stock Option previously granted to fail to qualify for the Federal income tax treatment afforded Incentive Stock Options under Section 421 of the Code. No more than 4,000,000 shares of Common Stock (adjusted pursuant to Section 5.4 if an Adjustment Event shall occur) may be issued pursuant to Incentive Stock Options. If an Incentive Stock Option is granted, the aggregate Fair Market Value

(determined on the date the Option is granted) of Common Stock subject to the Option which first becomes exercisable in any calendar year shall not exceed $100,000 (otherwise, the Option, to the extent of such excess, shall be rendered a nonqualified stock option).

6.6. No Reload Options.  The grant of any Option with a Reload Option feature (as defined below) is expressly prohibited.  A Reload Option feature is a feature of an Option that entitles a Participant who delivers shares of Common Stock that have been owned by such Participant for any minimum period of time specified by the Committee to exercise an Option to automatically be granted new Options ("Reload Options") for a number of shares of Common Stock equal to the number of shares so delivered.

6.7. Stock Appreciation Rights.

(a) Stock Appreciation Rights may be granted to Participants at such time or times and with respect to such number of shares of Common Stock as shall be determined by the Committee and shall be subject to such terms and conditions as the Committee may impose, provided that no Participant may receive Stock Appreciation Rights (or Options) under the Plan covering shares of Common Stock in excess of 3,000,000 (adjusted pursuant to Section 5.4 if an Adjustment Event shall occur) during any consecutive five-year period. Each grant of an Incentive Award of Stock Appreciation Rights shall be evidenced by an Award Agreement.

(b) Stock Appreciation Rights may be exercised at such time or times and subject to such conditions, including the performance of a minimum period of service, the satisfaction of performance goals or the occurrence of any event or events, including a Change in Control, as the Committee shall determine. Stock Appreciation Rights which are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise such Option for an equivalent number of shares and may be exercised only with respect to the shares of Common Stock for which the related Option is then exercisable. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on the exercise of a Stock Appreciation Right (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the applicable provisions of Rule 16b-3 as promulgated under the Act or any successor rule.  No Stock Appreciation Right shall be exercisable for more than 10 years after the date on which it is granted.

(c) Subject to the provisions of Section 12.4 of the Plan, upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive payment in cash, Common Stock or in a combination of cash and Common Stock, as determined by the Committee, of an amount determined by multiplying:

(i) any increase in the Fair Market Value of a share of Common Stock at the date of exercise over the price fixed by the Committee at the date of grant of such Stock Appreciation Right, provided such price shall not be less than the Fair Market Value of a share of Common Stock at the date of grant, by

(ii) the number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised.

6.8. Exercisability Following Termination of Employment.  Unless otherwise determined by the Committee, in the event a Participant’s employment with the Company and Subsidiaries terminates by reason of Retirement, Disability, death or special termination with the consent of the Company, all Options and Stock Appreciation Rights then held by such Participant that are exercisable at the date of such termination of employment shall thereafter remain exercisable by the Participant or, if applicable, the Participant's beneficiary, for a period of one year from the date of termination, but in no event later than the expiration of the stated term of the Option or Stock Appreciation Right. Unless otherwise determined by the Committee, in the event a Participant’s employment with the Company and Subsidiaries terminates for any reason other than by the Company for Cause or by Retirement, Disability, death, or special termination with the consent of the Company, all Options and Stock Appreciation Rights then held by such Participant that are then exercisable shall remain exercisable for the 90-day period immediately following such termination of employment or until the expiration of the term of such Option or Stock Appreciation Right, whichever period is shorter. Unless otherwise determined by the Committee, in the event of a Participant's termination of employment with the Company and Subsidiaries by the Company for Cause, all Options and Stock Appreciation Rights then held by such Participant shall immediately terminate and be canceled, in full, on the date of such termination of employment. All Options and Stock Appreciation Rights that are not vested as of the date of a Participant's termination of employment shall immediately terminate and be canceled on such date and all other Options and Stock Appreciation Rights shall terminate and be canceled on the date the period for exercise has expired to the extent not exercised prior to such date.

SECTION 7.

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1. Grant of Restricted Stock.  The Committee may grant Incentive Awards of Restricted Stock to Participants at such times and in such amounts, and subject to such other terms and conditions not inconsistent with the Plan, as it shall determine. Unless the Committee provides otherwise, any stock certificates evidencing any shares of Restricted Stock so granted shall be held in the custody of the Secretary of the Company until the Restriction Period lapses, or the Company may record the ownership of such shares in uncertificated book-entry form.  As a condition to the grant of any Incentive Award of shares of Restricted Stock, the Participant shall, upon request, deliver to the Company a stock power, endorsed in blank, relating to the shares of Common Stock covered by such Incentive Award. Each grant of Restricted Stock shall be evidenced by an Incentive Award Agreement.

7.2. Lapse of Restrictions.  Upon the expiration or termination of the Restriction Period and the satisfaction (as determined by the Committee) of any other conditions determined by the Committee, the restrictions applicable to the Restricted Stock shall lapse and the Company shall cancel and direct its stock transfer agent to make (or to cause to be made) an appropriate book entry reflecting the Participant's ownership of such number of shares of Common Stock with respect to which the restrictions have lapsed, free of all such restrictions, other than any imposed by applicable law. Upon request, the Company shall deliver to the Participant a stock certificate registered in such Participant's name and representing the number of shares of Common Stock with respect to which the restrictions have lapsed, free of all such restrictions except any that may be imposed by law. No payment will be required to be made by the Participant upon the grant of an Incentive Award of Restricted Stock, except as otherwise provided in Section 12.4 of the Plan.

7.3. Restriction Period; Restrictions on Transferability during Restriction Period.  Except as otherwise provided below, the minimum Restriction Period for an award of Restricted Stock subject to service-based vesting conditions shall be 36 consecutive months and the minimum Restriction Period for an award of Restricted Stock subject to performance-based vesting conditions shall be 12 consecutive months.  Unless otherwise determined by the Committee, the Restriction Period applicable to any award of Restricted Stock shall lapse, and such shares of Restricted Stock shall become freely transferable, on the date of the Participant's termination of employment with the Company and the Subsidiaries due to death or Disability, or involuntary or constructive termination (as defined in Section 10.2) without Cause on or following the date of a Change in Control, subject in any such case to the Participant's continuous employment with the Company or a Subsidiary through such date. Except as provided in Section 12.1, shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until such time as the Restriction Period applicable thereto shall have lapsed upon the satisfaction of such conditions, including without limitation, the completion of a minimum period of service or the occurrence of such event or events, as shall be determined by the Committee.

7.4. Rights as a Stockholder.  Participants granted shares of Restricted Stock shall be entitled to vote on any matter submitted to the Company's stockholders. In addition, Participants granted Restricted Stock shall be entitled to receive, either currently or at a future date, as specified by the Committee, all dividends and other distributions paid with respect to those shares, provided that if any such dividends or distributions are paid in shares of Common Stock or other property (other than cash), such shares and other property shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the shares of Restricted Stock with respect to which they were paid; and provided further that if such dividends or distributions are paid in cash, the Committee may provide in its discretion that such dividends or distributions shall be credited to the Participant’s account, either in cash without interest or as reinvestment in additional shares of Restricted Stock (based on the Fair Market Value of a share of Common Stock on the dividend payment date). Any crediting of dividends or distributions shall be subject to the same restrictions and conditions as the underlying shares of Restricted Stock.  For avoidance of doubt, dividends or distributions with respect to any shares of Restricted Stock which vest subject to the achievement of performance goals shall only be paid to the extent the award vests and the performance goals are achieved.

7.5. Legend.  To the extent any stock certificate is issued to a Participant in respect of shares of Restricted Stock awarded under the Plan prior to the expiration of the applicable Restriction Period, such certificate shall be registered in the name of the Participant and shall bear the following (or similar) legend:

"The shares of stock represented by this certificate are subject to the terms and conditions contained in the Lexmark International, Inc. 2013 Equity Compensation Plan, as amended and restated, and the Incentive Award Agreement, dated as of ________________ between the Company and the Participant, and may not be sold, pledged, transferred, assigned, hypothecated or otherwise encumbered in any manner (except as provided in Section 12.1 of the Plan or in such Incentive Award Agreement) until ________________."

Upon the lapse of the Restriction Period with respect to any such shares of Restricted Stock, the Company shall, upon the Participant's request, issue or have issued new share certificates without the legend described herein in exchange for those previously issued.  Any share certificate which the Company issues at any time (whether before or after the Restriction Period with respect to such shares has lapsed) shall, in addition, bear any restrictive legend deemed necessary or appropriate by the Company or its counsel to comply with applicable securities laws.

7.6.                  Restricted Stock Units.  The Committee may grant Incentive Awards of Restricted Stock Units to Participants at such times and in such amounts, and subject to such vesting and other terms and conditions not inconsistent with the Plan, as it shall determine.  Each grant of Restricted Stock Units shall be evidenced by an Incentive Award Agreement.

7.7       Vesting and Settlement of Restricted Stock Units.  Except as otherwise provided below, the minimum vesting period for an award of Restricted Stock Units subject to service-based vesting conditions shall be 36 consecutive months and the minimum vesting period for an award of Restricted Stock Units subject to performance-based vesting conditions shall be 12 consecutive months.  Unless otherwise determined by the Committee, Restricted Stock Units shall become fully vested on the date of the Participant's termination of employment with the Company and the Subsidiaries due to death or Disability, or involuntary or constructive termination (as defined in Section 10.2) without Cause on or following the date of a Change in Control, subject in any such case to the Participant's continuous employment with the Company or a Subsidiary through such date.  Unless otherwise determined by the Committee, upon vesting and the satisfaction (as determined by the Committee) of any other conditions determined by the Committee, Restricted Stock Units shall be converted into an equivalent number of shares of Common Stock, and the Company shall give appropriate directions to its transfer agent to make a book entry record reflecting the Participant’s ownership of such shares and, upon request, shall issue the Participant a stock certificate registered in such Participant's name and representing the number of such shares, which certificate shall contain any restrictive legend deemed necessary or appropriate by the Company or its counsel to comply with applicable securities laws.  Notwithstanding the foregoing, the Committee may provide, in its discretion, in lieu of delivering shares of Common Stock, for the Company to make a cash payment in full or partial satisfaction of any Incentive Award of Restricted Stock Units based on the Fair Market Value, as of the most recent trading day preceding the date on which the Restricted Stock Units vest or otherwise become payable, of the equivalent number of shares of Common Stock.

7.8       Deferred Settlement of Restricted Stock Units. The Committee may permit a Participant who has received an Incentive Award consisting of Restricted Stock Units to elect to defer the settlement to a specified date after the settlement date, as set forth in Section 7.7 or as otherwise provided in the Award Agreement, subject to such terms and conditions as determined by the Committee that are intended to comply with the applicable requirements of Section 409A of the Code.

7.9       Other Terms and Conditions of Restricted Stock Units.  Participants granted Restricted Stock Units shall have no rights as a shareholder of the Company with respect to such award and, without limitation, shall not be entitled to vote on any matter submitted to the Company's stockholders or receive any dividends or other distributions with respect to such award.  The Committee may, in its discretion, provide for dividend equivalent rights to be granted to a Participant with respect to any award of Restricted Stock Units.  Any such dividend equivalents shall be credited to a Participant’s account, either in cash without interest or as reinvestment in additional Restricted Stock Units (based on the Fair Market Value of a share of Common Stock on the date the dividend equivalent is credited). Any crediting of dividend equivalents shall be subject to the same restrictions and conditions as the underlying Restricted Stock Units.  For avoidance of doubt, dividend equivalents with respect to any Restricted Stock Units which vest subject to the achievement of performance goals shall only be paid to the extent the award vests and the performance goals are achieved.

SECTION 8.

PERFORMANCE AWARDS

8.1. Grant of Performance Awards.  The Committee may grant Performance Awards which may be in the form of shares or units of Common Stock or valued by reference to a designated amount of property other than shares of Common Stock, including cash, to Participants at such times and in such amounts and subject to such terms and conditions not inconsistent with the Plan, as it shall determine. The performance objectives to be achieved during any Performance Period will be determined by the Committee upon the grant of each Performance Award; provided that in no event shall (i) the maximum number of shares or units of Common Stock that may be delivered or settled (whether such settlement is in shares of Common Stock or cash) under all Performance Awards denominated in shares or units or Common Stock (other than Options and SARs, and without giving effect to any dividends or dividend equivalents) granted to any Participant under the Plan during any calendar year exceed 400,000 (adjusted pursuant to Section 5.4 if an Adjustment Event shall occur) or (ii) the maximum value of any payment that may be made (whether such payment is in cash or shares of Common Stock) under all cash-denominated Performance Awards granted to any Participant under the Plan during any calendar year exceed $10,000,000. Each grant of Performance Awards shall be evidenced by an Award Agreement.

8.2. Code Section 162(m) Provisions.  Notwithstanding any other provision in the Plan, if the Committee determines that at the time a Performance Award is granted to a Participant who is, or is likely to be, a "covered employee" under Section 162(m) of the Code during any Performance Period, then the Committee may provide that this Section 8.2 is applicable to such Performance Award.

(a) In addition to any other restrictions imposed on such Performance Awards, Performance Awards shall be earned or become vested, if at all, upon the determination by the Committee that performance objectives established by the Committee have been attained, in whole or in part. Such performance objectives shall relate to one or more of the following criteria: revenue; unit growth; free cash flow; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; net working funds; cash conversion cycle; days sales outstanding; days payables outstanding; accounts receivable delinquency; operating income; net income; earnings per share; working capital; inventory turnover rates; days of inventory; market share; return on investment; return on invested capital; return on equity; return on assets; profit margin; stock price appreciation; total shareholder return; shareholder value add; customer satisfaction; customer service; product quality; product awards; and software license bookings. Performance objectives may relate to the performance of the Company, a Subsidiary, an affiliate or a division or business unit, or a combination thereof, and may be established in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies or on a per-share or pension-adjusted basis.

(b) The measurement of the Company's performance against its performance objectives may include or exclude, as determined in the sole discretion of the Committee at the time of establishing the performance objectives, the impact of charges for restructurings, discontinued operations, extraordinary items, and any other unusual or nonrecurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles and as identified in the Company's financial statements, notes to the financial statements or management's discussion and analysis.

(c) The Committee may adjust downwards, but not upwards, the number of shares of Common Stock to be granted to a Participant and/or the amount payable pursuant to a Performance Award.

8.3. Payment.  Performance Awards may be paid in cash, shares of Common Stock, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period, or at such later time, in accordance with procedures established by the Committee.  Notwithstanding the foregoing, if the Performance Award is a Section 409A Incentive Award, the Committee shall establish the time and form of payment for such Performance Award no later than the latest date permitted in accordance with Section 1.409A-2(a)(2) of the Treasury Regulations.

SECTION 9.

DEFERRED STOCK UNITS

9.1. Deferred Stock Unit Awards.  Subject to such terms and conditions as the Committee shall determine, a Participant may be permitted to make an election (a “Deferral Election”) to receive all or any portion of his or her annual cash bonus or other cash compensation in the form of Deferred Stock Units, with the number of such units determined by dividing the amount of the cash compensation that would have otherwise been paid to the Participant absent the election (the “Deferred Amount”) by the Fair Market Value of a share of Common Stock on the date such compensation would otherwise have been paid (the date of grant for purposes of this Section 9.1), rounded down to the nearest whole unit (the “Elective Units”). With respect to any compensation that is not “performance-based compensation” within the meaning of Section 1.409A-1(e) of the Treasury Regulations, the Participant’s Deferral Election must be made no later than the fixed date established by the Committee for such deferral, and in no event later than December 31 of the calendar year immediately preceding the calendar year in which any services are performed for which such compensation is payable. With respect to any compensation that is “performance-based compensation,” the Participant’s Deferral Election must be made no later than the fixed date established by the Committee for such deferral, and in no event later than the date that is on or before the date that is six months before the end of the performance period, provided the Participant performs services continuously from the later of the beginning of the performance period or the date the performance criteria are established through the date a Participant makes his Deferral Election, and provided further that in no event may the Participant’s election to defer performance-based compensation be made after such compensation has become readily ascertainable, as determined in accordance with Section 1.409A-1(e) of the Treasury Regulations. Deferral Elections shall be made in accordance with any other procedures developed by the Committee that are intended to satisfy the applicable requirements of Section 409A of the Code.  The Company will establish a separate account for the Participant and will record in such account the number of Deferred Stock Units awarded to the

Participant. Unless the Committee determines otherwise, each Participant who receives an award of Elective Units shall receive an additional award of Deferred Stock Units (the "Supplemental Units") equal to the greatest whole number which may be obtained by dividing (x) 20% (or such other percentage as may be determined by the Committee) of the Deferred Amount, by (y) the Fair Market Value of a share of Common Stock on the date of grant.

9.2. Dividends with respect to Deferred Stock Units.  Unless otherwise determined by the Committee, each recipient of a Deferred Stock Unit award shall receive an amount equal to any dividends paid by the Company during the period of deferral with respect to the corresponding number of shares of Common Stock ("Dividend Equivalents"). Any Dividend Equivalents with respect to cash dividends on the Common Stock credited to a Participant's account shall be deemed to have been invested in shares of Common Stock on the payment date established for the related dividend and, accordingly, a number of Deferred Stock Units shall be credited to such Participant's account equal to the greatest whole number which may be obtained by dividing (x) the value of such Dividend Equivalent on the dividend payment date, by (y) the Fair Market Value of a share of Common Stock on such date.

9.3. Vesting of Deferred Stock Unit Awards.  The portion of each Deferred Stock Unit award that consists of Elective Units, together with any Dividend Equivalents credited with respect thereto shall be fully vested at all times. Unless the Committee provides otherwise, the portion of each Deferred Stock Unit award that consists of Supplemental Units, together with any Dividend Equivalents credited with respect thereto, will become vested in full on the fifth anniversary of the date the corresponding Deferred Amount would have been paid absent the Participant's Deferral Election, provided the Participant remains in the continuous employ of the Company or a Subsidiary through such applicable vesting date. Notwithstanding the foregoing, unless the Committee provides otherwise, the portion of each Deferred Stock Unit award that consists of Supplemental Units, together with any Dividend Equivalents credited with respect thereto, will become vested in full on the date of the Participant's termination of employment with the Company or a Subsidiary, as applicable, due to death or Disability or involuntary or constructive termination (as defined in Section 10.2) without Cause on or following the date of a Change in Control, subject in any such case to the Participant's continuous employment with the Company or a Subsidiary through such date.  Any Deferred Stock Units that are not vested as of the date of the Participant’s termination of employment shall be forfeited.

9.4. Rights as a Stockholder.  A Participant or his beneficiary shall not have any right in respect of Deferred Stock Units awarded pursuant to the Plan to vote on any matter submitted to the Company's stockholders unless and until such time as any shares of Common Stock attributable to such Deferred Stock Units have been issued to such Participant or his beneficiary, as applicable.

9.5. Settlement of Deferred Stock Units.  Unless the Committee determines otherwise, a Participant shall receive one share of Common Stock for each vested Deferred Stock Unit credited to his or her account (whether Elective Units, Supplemental Units or Dividend Equivalents) as of the earlier of (x) the fifth anniversary of the date of grant and (y) the date of such Participant's termination of employment due to Retirement (or six months and 1 day after termination of employment due to Retirement, if the Participant is a "specified employee" within the meaning of Section 1.409A-1(i) of the Treasury Regulations), death, or Disability, subject to Section 9.6 below.  The Committee may decide in its discretion to settle all or any portion of the Deferred Stock Units in cash in lieu of shares of Common Stock, based on the Fair Market Value of a share of Common Stock on the most recent trading day preceding the applicable payment date.

9.6	Deferred Settlement of Deferred Stock Units.

(a) If permitted by the Committee, a Participant may elect to defer settlement of the Deferred Stock Units beyond the date specified in Section 9.5 or in the Award Agreement, as applicable, provided the following requirements are satisfied:

(i) A Participant’s election to defer settlement of the Deferred Stock Units may not take effect until at least 12 months after the date on which the election is made by the Participant;

(ii) A Participant’s election to defer settlement of the Deferred Stock Units must delay settlement for a period of not less than five (5) years from the original settlement date set forth in Section 9.5, or as otherwise provided in the Award Agreement; and

(iii) A Participant’s election to defer settlement of the Deferred Stock Units must be made at least 12 months prior to the settlement date set forth in Section 9.5, or as otherwise provided in the Award Agreement.

(b) In addition, the Company may delay settlement of the Deferred Stock Units if it reasonably anticipates that the making of the payment will violate Federal securities laws or other applicable laws provided payment is made at the earliest date on which the

Company reasonably anticipates that the making of the payment will not cause such violation.  The Company also reserves the right to delay payment upon such other events and conditions as the Secretary of the Treasury may prescribe in generally applicable guidance under Section 409A of the Code published in the Internal Revenue Bulletin.

SECTION 10.

CHANGE IN CONTROL

10.1. Accelerated Vesting and Payment.  Subject to the provisions of Section 10.2 below, in the event of a Change in Control as defined in Section 2.1(f)(iii) in which the Company is not the surviving entity, (i) each Option and Stock Appreciation Right shall promptly become fully vested and exercisable; (ii) the Restriction Period applicable to all Restricted Stock shall expire and all shares shall become nonforfeitable and immediately transferable, (iii) all Performance Awards shall be promptly cancelled in exchange for a payment in cash of an amount equal to the pro rata share earned based on actual achievement as of the date of Change in Control; and (iv) all Deferred Stock Units and Restricted Stock Units shall become fully vested and immediately payable (provided that any Section 409A Incentive Award shall be subject to any limitations required by Section 409A of the Code). If an Option or Stock Appreciation Right is fully vested or becomes fully vested as provided in this paragraph but is not exercised or paid prior to a Change in Control triggered by Section 2.1(f)(iii) of the definition thereof and the Company is not the surviving entity, then the Committee may provide for the settlement in cash of the award (such settlement to be calculated as though the award was paid or exercised simultaneously with the Change in Control and based upon the then Fair Market Value of a share of Common Stock). An Option or Stock Appreciation Right so settled by the Committee shall automatically terminate. If, in such circumstances, the Committee does not provide for the cash settlement of an Option or Stock Appreciation Right, then upon the Change in Control such Option or Stock Appreciation Right shall terminate, provided that the Option or Stock Appreciation Right holder shall be given reasonable notice of such intended termination and an opportunity to exercise the Option or Stock Appreciation Right prior to or upon the Change in Control.  Notwithstanding the foregoing provisions of this Section 10.1, Incentive Awards issued under the Plan may contain specific provisions regarding the consequences of a Change in Control and, if contained in an Award Agreement, those provisions shall be controlling in the event of any inconsistency. The occurrence of a particular Change in Control under the Plan shall have no effect on any award granted under the Plan after the date of that Change in Control.  The Committee may deem an acceleration of vesting of Incentive Awards pursuant to this Section 10.1 to occur sufficiently prior to an event if necessary or deemed appropriate to permit the Participant to realize the benefits intended to be conveyed with respect to the shares underlying the award; provided, however, that, the Committee shall reinstate the original terms of an award if the related event does not actually occur.

10.2. Alternative Awards.  Notwithstanding Section 10.1, no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Incentive Award, other than a Performance Award or a Section 409A Incentive Award, if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Incentive Award or class of Incentive Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an "Alternative Award") by the successor to the Company (or the parent or a subsidiary of such successor) immediately following the Change in Control, provided that any such Alternative Award must:

(a) be based on stock which is traded on an established securities market, or which will be so traded within 60 days following the Change in Control;

(b) provide such Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights and entitlements applicable under such Incentive Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

(c) have substantially equivalent economic value to such Incentive Award (determined by the Committee as constituted immediately prior to the Change in Control, in it's sole discretion, promptly after the Change in Control);

(d) have terms and conditions which provide that in the event that the Participant's employment is involuntarily terminated or constructively terminated (other than for Cause) upon or following such Change in Control, any conditions on a Participant's rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be; and

(e) satisfy the requirements of Section 1.409A-1(b)(v)(D) of the Treasury Regulations and (with respect to Incentive Stock Options) any applicable requirements under Code Section 424.

For this purpose, a constructive termination shall mean, unless otherwise provided in an Award Agreement, a termination by a Participant following a material reduction in the Participant's base compensation, a material reduction in the Participant's responsibilities or the relocation of the Participant's principal place of employment to another location a material distance farther away from the Participant's then current principal place of employment, in each case, without the Participant's prior written consent.

10.3 Other Changes in Control. With respect to the occurrence of any Change in Control other than a Change in Control described in Section 10.1 above, any conditions on a Participant's rights under, or any restrictions on transfer or exercisability applicable to, an Incentive Award that is outstanding as of the time of such Change in Control, shall automatically be waived or shall automatically lapse, as the case may be, in the event the Participant's employment is involuntarily terminated or constructively terminated (other than for Cause), as defined above, upon or following the date of such Change in Control.

SECTION 11.

AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

The Board may at any time terminate or suspend the Plan, and from time to time may amend or modify the Plan, provided, however, that any amendment which would (i) increase the number of shares available for issuance under Sections 5.1, 6.1, 6.7 and 8.1 (other than as contemplated by Section 5.4), (ii) reprice, replace or regrant Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Option or Stock Appreciation Right or exchange underwater Options or Stock Appreciation Rights for other awards, Common Stock, cash or other property; or (iii) materially modify the requirements for eligibility to participate in the Plan or expand the types of Incentive Awards that may be granted under the Plan, shall be subject to the approval of the Company's stockholders. No action of the Board may, without the consent of a Participant, materially impair such Participant's rights under any previously granted Incentive Award.  Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, the Board may, in its sole and absolute discretion and without the consent of any Participant or approval of the Company’s stockholders, amend the Plan or any outstanding Award Agreements, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of implementing Section 5.4 or Section 10 or conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act, Section 409A of the Code and all applicable guidance promulgated thereunder.

SECTION 12.

MISCELLANEOUS PROVISIONS

12.1. Nontransferability of Awards.  Unless the Board, the Committee or the Company's Vice President, Human Resources and Vice President and General Counsel shall permit an Incentive Award (other than an Incentive Stock Option) to be transferred by a Participant to a Participant's family member for estate planning purposes or to a trust, partnership, corporation or other entity established by the Participant for estate planning purposes, on such terms and conditions as the Board, the Committee or such officers may specify, no Incentive Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to any Incentive Award granted to a Participant under the Plan shall be exercisable by the transferee only for as long as they could have been exercisable by such Participant. If any Incentive Award is transferred to a family member, trust, partnership, corporation or other entity as contemplated by the first sentence hereof, all references herein and in the applicable Award Agreement to the Participant shall be deemed to refer to such permitted transferee, other than any such references with respect to the personal status of the Participant.

12.2. Beneficiary Designation.  Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid or Incentive Awards outstanding at the Participant's death shall be paid to or exercised by the Participant's surviving spouse, if any, or otherwise to or by his estate.

12.3. No Guarantee of Employment or Participation.  Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment or other service at any time and for any reason, nor confer upon any Participant any right to continue in the employ or other service of the Company or any Subsidiary. No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any Incentive Awards under the Plan.

12.4. Tax Withholding.  The Company and its Subsidiaries shall have the power to withhold, or require a Participant to remit to the Company or a Subsidiary promptly upon notification of the amount due, an amount determined by the Company or the Subsidiary, in its discretion, to be sufficient to satisfy all Federal, state and local withholding tax requirements in respect of any Incentive Award, and the Company may defer payment of cash or issuance or delivery of Common Stock until such requirements are satisfied. The Committee may permit or require a Participant to satisfy his tax withholding obligation hereunder in such other manner, subject to such conditions, as the Committee shall determine in its sole discretion, including, without limitation, (i) to have Common Stock otherwise issuable or deliverable under the Plan withheld by the Company; (ii) to deliver, either actually or by attestation, to the Company, Qualifying Common Stock, in each case, having a Fair Market Value sufficient to satisfy all or part of the Participant's Federal, state and local withholding tax obligation; or (iii) through the delivery of irrevocable instructions to a broker to sell shares obtained upon the exercise of an Option and to deliver promptly to the Company an amount out of the proceeds of such sale.

12.5. Indemnification.  Each person who is or shall have been a member of the Committee or the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided that he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company's articles of incorporation or by-laws, by contract, as a matter of law or otherwise.

12.6. No Limitation on Compensation.  Nothing in the Plan shall be construed to limit the right of the Company or its Subsidiaries to establish other plans or to pay compensation to their employees in cash or property, in a manner which is not expressly authorized under the Plan.

12.7. Requirements of Law.  The granting of Incentive Awards and the issuance of shares of Common Stock shall be subject to all applicable laws, rules and regulations (including but not limited to state and federal securities laws), and to such approvals by any governmental agencies or national securities exchanges as may be appropriate or required, as determined by the Committee.  Any shares of Common Stock delivered under the Plan shall be subject to such restrictions as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements.

12.8. Governing Law.  The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of laws.

12.9. No Impact on Benefits.  Incentive Awards granted under the Plan are not compensation for purposes of calculating an Employee's rights under any employee benefit plan, except to the extent provided in any such plan.

12.10. Securities Law Compliance.  Instruments evidencing Incentive Awards may contain such other provisions, not inconsistent with the Plan, as the Committee deems advisable, to comply with applicable securities laws.  The Committee may delay a Participant’s right to exercise an Option or Stock Appreciation Right or otherwise delay the issuance of any shares of Common Stock hereunder if it reasonably anticipates that such exercise or the issuance of such shares would violate any applicable securities laws.

12.11. No Right to Particular Assets.  Nothing contained in this Plan and no action taken pursuant to this Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company and any Participant, the executor, administrator or other personal representative or designated beneficiary of such Participant, or any other persons. Any reserves that may be established by the Company in connection with this Plan shall continue to be held as part of the general funds of the Company, and no individual or entity other than the Company shall have any interest in such funds until paid to a Participant. To the extent that any Participant or his executor, administrator or other personal representative, as the case may be, acquires a right to receive any payment from the Company pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

12.12. Notices.  Each Participant shall be responsible for furnishing the Committee with the current and proper address for the mailing of notices and delivery of agreements and shares of Common Stock. Any notices required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the

Participant furnishes the proper address.

12.13. Severability of Provisions.  If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.

12.14. Incapacity.  Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receiving such benefit shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Company and other parties with respect thereto.

12.15. Headings and Captions.  The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan and shall not be employed in the construction of this Plan.

12.16. Compliance with Section 162(m) of the Code.  Notwithstanding anything else contained in the Plan to the contrary, unless the Committee otherwise determines at the time of grant, any Incentive Award made hereunder to an officer who is subject to the reporting requirements of Section 16(a) of the Act is intended to qualify as other performance based compensation within the meaning of Section 162(m)(4)(C) of the Code, and the Committee shall not be entitled to exercise any discretion otherwise authorized under the Plan with respect to such award if, and to the extent that, the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause such award to fail to qualify as other performance based compensation.

12.17. Compliance with Section 409A of the Code.  The Company intends the Plan and any Section 409A Incentive Award to comply with Section 409A of the Code and the Treasury Regulations promulgated thereunder, and the Plan and any Award Agreement consisting of a Section 409A Incentive Award shall be administered in accordance with such intent.  If a Participant, who is a “specified employee” within the meaning of Section 1.409A-1(i) of the Treasury Regulations, becomes entitled to payment of any Section 409A Incentive Award on account of his termination of employment, such payment shall be made at the time specified in his Award Agreement, provided, however, no payments under such Award Agreement shall be made until six months and one day after such termination of employment or the date of the Participant’s death, if earlier.

12.17. Foreign Employees.  Incentive Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Incentive Awards to Participants in the United States as may be necessary or desirable, in the judgment of the Committee, to recognize differences in currency, local law or tax policy.  The Committee may establish procedures, including subplans and the like, as may be necessary to comply with provisions of the laws and applicable regulatory rulings of  other countries.

12.18. Successors and Assigns.  All obligations of the Company under the Plan with respect to Incentive Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company, and the Plan and the Award Agreements hereunder shall be binding on all successors and assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

12.19. Effective Date and Term.  The amended and restated Plan was approved by the Board on February 21, 2013 and will become effective upon the approval of the Plan by stockholders at the 2013 Annual Meeting on April 25, 2013 (the “Effective Date”).  The Plan will terminate on February 21, 2023 (i.e., the tenth anniversary of the date on which it was approved by the Board), unless sooner terminated by the Board pursuant to Section 11.